UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           April 15, 2021

PETROGRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55854	27-2019626
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

1, Akti Xaveriou - 5th Floor

Piraeus 18538 – Greece

{Address of principal executive offices and Zip Code)

Registrant’s telephone, including area code: +30 (210) 4599741

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Notice of Late Filing Of 2020 Year End

Petrogress, Inc. (the “Company”) previously announced that it expected to file its Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) within the extension period afforded by Rule 12-b-25. However, and despite the efforts of management, the Company is unable to file the Annual Report by April 15, 2021 due to unanticipated delays in assembling all information required to prepare and be included in the Annual Report, including without limitation the Company’s audited financial statements for its fiscal year ended December 31, 2020. These delays primarily are related to COVID-19 restrictions and lockdown periods imposed for the last five months in the countries where the Company conducts its operations. The Company primarily conducts its business operations from four countries; Greece, Cyprus, Ghana and Nigeria. Following the public health orders and guidelines issued by local authorities, the offices in Greece, Cyprus and Ghana were closed and remained closed as a result of the outbreak until late March 2021. The Company is optimistic that the audit of the Company’s financial statements will be completed in the next few weeks and the Annual Report will be filed with the U.S. Securities and Exchange Commission by May 10, 2021.

The Company expects to report a net loss of approximately $2,666,788 for its fiscal year ended December 31, 2020, as compared to $1,087,763 for the prior year. For the year ended December 31, 2020, the Company expects to report total revenue of approximately $8,345,000, as compared to $8,582,943 for the prior year, representing a decrease of approximately $237,000. The Company also expects to report approximately $4,406,000 in costs of goods sold for the 2020 fiscal year, as compared to $6,741,221 in 2019, representing a decrease of approximately $2,334,000. For the year ended December 31, 2020, the Company expects to report operating expenses totaling approximately $6,990,000, compared to $2,384,931 for the same period in 2019, representing an increase of $4,606,000.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to the Company’s management. The Company’s management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the registrant’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described from time to time in other reports which we file with the U.S. Securities and Exchange Commission, and other risks and uncertainties including, without limitation, disclosures to be made in the Company’s Annual Report and the possibility that actual net loss, revenue, and/or expenses for the year ended December 31, 2020 are different from the estimates provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2021

PETROGRESS, INC.

/s/ Christos Traios
Christos Traios, President and CEO